UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2014

BOINGO WIRELESS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35155	95-4856877
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10960 Wilshire Blvd., Suite 800

Los Angeles, California 90024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (310) 586-5180

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   The Compensation Committee of the Board of Directors of Boingo Wireless, Inc. (the “Company”) authorized the grant of long-term incentive awards to its executive officers, in the form of performance restricted stock units, or RSUs, under the Company’s 2011 Equity Incentive Plan.  The grant of the RSUs was effective on March 3, 2014.

The maximum number of RSUs that may vest for each executive officer will be determined based on the Company’s annual revenue growth achieved during the current fiscal year.  Once the maximum number of RSUs that may vest is determined based on actual Company achievement, one third of the RSUs will vest on March 1, 2015, and the balance will vest over a series of eight successive equal quarterly installments thereafter, so that the RSUs will become fully vested on March 1, 2017, subject to continued service on each vesting date.  The maximum number of shares subject to the RSUs for each named executive officer is as follows:

Executive Officer	Title	Maximum Number of Performance Restricted Stock Units
David Hagan	Chief Executive Officer	102,626
Peter Hovenier	Chief Financial Officer	51,313

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Form of Performance Stock Unit Agreement under 2011 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BOINGO WIRELESS, INC.

Date: March 7, 2014	/s/ Peter Hovenier
Peter Hovenier Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Performance Stock Unit Agreement under 2011 Equity Incentive Plan.